CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Charles L. Thompson, certify that:

1.	I have reviewed this periodic report on Form 10-QSB of Next, Inc. (the “Issuer”) for the period ended August 31, 2003;

2.	Based on my knowledge, this periodic report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this periodic report;

3.	Based on my knowledge, the financial statements, and other financial information included in this periodic report, fairly present in all material respects the financial condition, results of operations and cash flows of the Issuer as of, and for, the periods presented in this periodic report;

4.	The Issuer’s other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-14 and 15d-14) for the issuer and have:

a)	designed such disclosure controls and procedures to ensure that material information relating to the Issuer, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this periodic report is being prepared;

b)	evaluated the effectiveness of the Issuer’s disclosure controls and procedures as of a date within 90 days prior to the filing date of this periodic report (the “Evaluation Date”); and

c)	presented in this periodic report our conclusions about effectiveness of the disclosure controls and procedures based on our evaluation as of the Evaluation Date;

5.	The Issuer’s other certifying officers and I have disclosed, based on our most recent evaluation, to the Issuer’s auditors and the audit committee of Issuer’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies in the design or operation of internal controls which could adversely affect the Issuer’s ability to record, process, summarize and report financial data and have identified for the issuer’s auditors and material weaknesses in internal controls; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in the Issuer’s internal controls; and

6.	The Issuer’s other certifying officers and I have indicated in this periodic report whether there were significant changes in internal controls or in other factors that could significantly affect internal controls subsequent to the date of our most recent evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

Dated October 14, 2003

By:	/s/ Charles L. Thompson

Charles L. Thompson
Chief Financial Officer